UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2012

CHARTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

United States	001-34889	58-2659667
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

1233 O. G. Skinner Drive, West Point, Georgia	31833
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (706) 645-1391

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events

On November 27, 2012, the Boards of Directors of First Charter, MHC (the “Mutual Holding Company”), Charter Financial Corporation (the “Company”), and CharterBank (the “Bank”) each unanimously adopted the Plan of Conversion and Reorganization of the Mutual Holding Company (the “Plan”) pursuant to which the Mutual Holding Company will undertake a “second-step” conversion and cease to exist. The Bank will reorganize from a two-tier mutual holding company structure to a fully public stock holding company structure. The Mutual Holding Company currently owns approximately 62.85% of the shares of common stock of the Company.

On December 11, 2012, the Plan was amended to increase the overall ownership limitation of public stockholders from 5% to 9.9% of the total shares outstanding following the completion of the Conversion and Offering.  The Amended and Restated Plan is filed as Exhibit 2.1 to this Form 8-K, which is incorporated herein by reference in its entirety.

On December 14, 2012, the Company announced that Charter Financial Corporation, a Maryland corporation and the proposed new holding company for the Bank, filed a registration statement with the Securities and Exchange Commission in connection with the previously announced mutual-to-stock conversion of the Mutual Holding Company.

The Company announced the filing of the registration statement in a press release dated December 14, 2012.  A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

2.1
Amended and Restated Plan of Conversion and Reorganization of First Charter, MHC (Incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-1, filed by Charter Financial Corporation with the Securities and Exchange Commission on December 14, 2012 (File No. 333-185482).

99.1	Press Release dated December 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER FINANCIAL CORPORATION (Registrant)

Date: December 14, 2012	By:	/s/ Curtis R. Kollar
Curtis R. Kollar
Senior Vice President and Chieft Financial Officer